EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8, File Numbers 333-115061 (S-3), 333-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 333-70676 (S-3), 333-110995 (S-8), 333-80580
(S-8), 333-3664 (S-8), 333-17899 (S-8), 333- 25835 (S-8), and 333-76024 (S-8) of
Perma-Fix Environmental Services, Inc. (the "Company") and subsidiaries of our reports dated March 28, 2005, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Our report dated March 28, 2005 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria.

BDO Seidman, LLP
West Palm Beach, Florida

March 30, 2005